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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and to the incorporation by reference therein of our report, dated August 23, 1996, except for the notes payable and subsequent events footnotes , as to which the date is May 7, 1997, with respect to the financial statements of Victor Electric Wire & Cable Corp. included in Quadrax Corporation's current report on Form 8-K dated May 7, 1997, filed with the Securities and Exchange Commission.



                              /s/ Joseph Decosimo and Company, LLP
                              JOSEPH DECOSIMO AND COMPANY, LLP

Cincinnati, Ohio
August 29, 1997